Exhibit 99.1

For more information contact:
Luther J. Nussbaum Chairman and CEO 562-624-5221 lnussbaum@fcg.com
FOR RELEASE OCTOBER 6 2003

Chuck McBride Executive Vice President and CFO 562-624-5300 cmcbride@fcg.com

Thomas A. Reep Vice President Finance and Investor Relations 562-624-5250 treep@fcg.com

FCG and Stellaris Health Network Announce

$40 Million, Seven-Year Outsourcing and Implementation

Agreement

FCG to provide implementation and operations for IT functions

Long Beach, Calif. – First Consulting Group, Inc. (NASDAQ: FCGI) and Stellaris Health Network of Armonk, New York today announced the signing of an estimated $40 million long-term information services technology outsourcing agreement.

The engagement includes approximately $4 million for a Meditech implementation project to replace current systems and upgrade technology at Lawrence Hospital Center, Northern Westchester Hospital, Phelps Memorial Hospital Center and White Plains Hospital Center and a seven year, $37 million operations agreement commencing October 1, 2003.  FCG will manage all aspects of Stellaris’ IT needs, including applications, desktop support, data administration, network support, disaster recovery and business continuity.  Approximately 40 current Stellaris IT staff members will be hired by FCG.  Stellaris hospitals will also have access to professional and technical expertise and resources beyond current IT capabilities, which should enable the organization to more efficiently share resources and meet the needs of patients, physicians and staff.

Arthur Nizza, Stellaris’ President and CEO, stated, “This agreement will enhance the Stellaris Hospitals ability to achieve their strategic goals of consolidated business functions, cost reduction, clinical quality improvement and advanced technology integration. FCG brings a great deal of depth, talent and experience that will help us implement IT solutions such as electronic medical record, physician order entry, data warehousing and clinical decision support.”

Luther Nussbaum, chairman and CEO of FCG, said, “Healthcare provider organizations are seeking greater returns from their IT investments and access to a wealth of specialty skills through outsourcing. They want this with a partner organization, like FCG, that has thorough knowledge of the workings of all aspects of healthcare and how technology can be effectively implemented and managed. We are proud to partner with Stellaris Health Network, a leading integrated delivery network in New York, in announcing this latest outsourcing relationship.  We are also pleased that this engagement represents further validation of the Meditech service center capabilities we acquired and built in Nashville, Tennessee through our acquisition of Codigent in 2002. “

The contract is for a seven-year term commencing October 1, 2003 and is extendable by mutual agreement of the parties or for a one-year term at the election of Stellaris if terms of extension are not negotiated. The contract contains terms allowing for early termination under certain circumstances, including if Stellaris does not receive a non-contingent, final Certificate of Need approval from the New York Department of Health, or financing for the acquisition of the Meditech software and related hardware and services.

Concurrent with the agreement, FCG and each of the Stellaris hospitals have entered into guarantee arrangements under which FCG may provide interest-free financing to one hospital of up to $4.1 million and, in the case of the three other Stellaris hospitals, reimbursement of interest costs for a third party line of credit.  The guarantees are only effective if the system implementation by FCG results in an increase in a hospital’s accounts receivable average balance or days outstanding during a 120-day period following completion of the implementation.  The guarantees are also subject to certain performance obligations of the hospitals and other customary commercial lending conditions and interest rate caps.  Any amounts borrowed under the interest-free financing are payable 90 days after the amounts are borrowed.

About Stellaris Health Network

Based in Armonk, NY, Stellaris Health Network is the corporate parent of Lawrence Hospital Center (Bronxville, NY), Northern Westchester Hospital  (Mount Kisco, NY) Phelps Memorial Hospital Center (Sleepy Hollow, NY), and White Plains Hospital Center (White Plains, NY).  In addition to the network of hospitals, Stellaris provides ambulance and transportation services and municipal paramedic services to nearly one third of Westchester County, New York through Westchester Emergency Medical Services.

The system was created in August of 1996 and is managed by Arthur A. Nizza, President and CEO.  Each year the Stellaris Hospitals provide services to over 44,000 in-patients and over 500,000 out-patients.  It is one of the largest area employers, with over 5,000 employees and approximately 1,000 voluntary physicians on staff.  With nearly half a billion dollars in combined revenue and 1,100 in-patient beds, Stellaris Hospitals account for over a third of the acute care bed capacity in Westchester County.

The Stellaris Health Hospitals provide multidisciplinary acute care services as well as a range of community based services such as hospice, home health, behavioral health and physical rehabilitation.  Strategic goals for Stellaris Health include cost reduction initiatives such as supply chain management; consolidated business functions such as joint insurance procurement programs, managed care contracting, HIPAA compliance, implementation of state-of-the-art information systems; and clinical initiatives such as the sponsorship of an EMS.  As Stellaris pursues new programs and joint initiatives, it will continue to evolve as the region’s leading healthcare system, dedicated to preserving high quality, community-based care for residents of Westchester, Putnam, Rockland, Dutchess, Northern Bronx and Fairfield Counties.

About First Consulting Group

FCG is a leading provider of outsourcing, consulting and systems integration for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia.  Through combinations of onsite, off-site and offshore outsourced services, FCG provides low cost, high quality offerings to improve its client’s performance.  The firm’s consulting and integration services increase clients’ operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

This release contains forward-looking statements, including estimates of the future value and duration of the outsourcing agreement between FCG and Stellaris and the potential effects of such agreement on FCG and Stellaris. These forward-looking statements involve known and unknown risks which may cause FCG’s actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements. Some of the risks that should be considered include whether the outsourcing agreement may be amended, modified or terminated early by the parties, how FCG manages the implementation of a new information system and the outsourced environment at Stellaris under the terms of the contract, including transition to and integration of the outsourced operations and personnel and management of any growth in demand for services, and other factors referenced in FCG’s most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG’s objectives or plans will be achieved.  FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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